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                                                                    Exhibit 23.2

                              ACCOUNTANT'S CONSENT

To the Stockholders and Board of Directors of Tasty Fries, Inc.

We consent to the use of our Independent Auditor's Report dated March 30, 1999, and accompanying financial statements of Tasty Fries, Inc. for the year ended January 31, 1998. The Report will be included in the Form S-8 which is to be filed with the Securities and Exchange Commission for Tasty Fries, Inc.

SCHIFFMAN HUGHES BROWN
Certified Public Accountants
Blue Bell, Pennsylvania
July 20, 1999